                                                            Exhibit - (d)(20)(i)



                                   SCHEDULE A

                                     TO THE

               AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

                                ING EQUITY TRUST

                            OPERATING EXPENSE LIMITS



                                       MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND*                      (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                        -------------------------------------
                            Class A  Class B  Class C  Class I  Class O  Class Q
                            -------  -------  -------  -------  -------  -------
ING Real Estate Fund         1.45%    2.20%    2.20%    1.00%    1.45%    1.45%
Initial Term Expires
October 1, 2006











                                                                              HE
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*  This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

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